United States
                        SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004


                                   FORM 8 - K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




    Date of Report (Date of earliest event reported): June 27, 2002



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579




       State of Incorporation                   IRS Employer Identification No.
             Delaware                                     06-0495050





                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item 5 - Other Events.

The registrant's press release dated June 27, 2002 regarding its announcement to acquire 100% of the stock of PSI Group, Inc.



Item 7 - Financial Statements and Exhibits.

c. Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit                          Description
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   (1)         Pitney Bowes Inc. press release dated June 27, 2002.







                                   Signatures



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                PITNEY BOWES INC.

June 28, 2002

                          /s/ B.P. Nolop
                          -----------------------------------
                          B. P. Nolop
                          Executive Vice President and
                          Chief Financial Officer
                          (Principal Financial Officer)


                          /s/ A.F. Henock
                          -----------------------------------
                          A. F. Henock
                          Vice President - Finance
                          (Principal Accounting Officer)

                                                                   Exhibit 1
                                                                   ---------
For Immediate Release


Pitney Bowes To Acquire PSI GROUP
---------------------------------

STAMFORD, Conn., June 27, 2002 - Pitney Bowes Inc. (NYSE:PBI) today signed a definitive agreement to acquire 100% of the stock of PSI Group, Inc. (PSI), the nation's largest mail pre-sort company, for $130 million. PSI prepares, sorts and aggregates mail to earn Postal discounts and expedite delivery for its customers. The company will become a wholly-owned subsidiary of Pitney Bowes, continuing to operate under its current management and focusing solely on providing pre-sort mail services.
         "The acquisition of PSI is an outgrowth of our commitment to delivering shareholder and customer value," said Michael J. Critelli, Chairman and CEO of Pitney Bowes. "PSI's knowledge and expertise in helping high-volume mailers reduce the costs and speed the delivery of mail complements our existing businesses and will help us better serve our high-volume customers. For our shareholders, this transaction is an example of how we plan to strategically expand our participation in the integrated mail and document stream."
         PSI employs approximately 900 people in its twelve operating centers across the U.S. and in its headquarters in Omaha, Nebraska. PSI's certified operating centers have met the very stringent requirements of the U.S. Postal Service's Mail Preparation Total Quality Management Program, making them the pre-sorter of choice for large first-class mailers and their service providers. The mailing industry benefits from pre-sort operations and workshare partnerships as they help to keep postage prices lower, improve speed and accuracy of service and ultimately enhance the overall value of mail.
         "We view this transaction as a very positive step towards further enhancing PSI Group's position as the premier pre-sort mail partner of choice," said Robert F. Krohn, Chairman and CEO of PSI Group, Inc.
         Subject to the completion of certain conditions, the transaction is expected to close in the third quarter 2002.
         PSI Group, Inc. was established in 1995 and is a leading pre-sort company with approximately a 5% share in the $1.2 billion outsourced pre-sort services market. The company, which is headquartered in Omaha, has Operating Centers in Cedar Rapids, Charlotte, Dallas, Houston, Kansas City, Las Vegas, Lincoln, Omaha, Phoenix, San Francisco, Seattle and Pine Brook, New Jersey.

Pitney Bowes is a $4.1 billion global provider of integrated mail and document management solutions headquartered in Stamford, Connecticut. The company serves over 2 million businesses of all sizes in more than 130 countries through dealer and direct operations. For more information please visit www.pb.com.
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